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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SCHOOL SPECIALTY, INC.

    SCHOOL SPECIALTY, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

    FIRST: The name of the Corporation is School Specialty, Inc.

    SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 12, 1998.

    THIRD: This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation was unanimously consented to and authorized by the holders of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228, and was duly adopted by written consent of the sole director of the Corporation in accordance with the provisions of Section 141 of the General Corporation Law of Delaware. The Restated Certificate of Incorporation, as adopted, follows:

                            * * * * * * * * * * * *

                                  ARTICLE ONE

    The name of the Corporation is: School Specialty, Inc.

                                  ARTICLE TWO

    The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THREE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE FOUR

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty-One Million (151,000,000) shares, of which One Million (1,000,000) shares, designated as Preferred Stock, shall have a par value of One Tenth of One Cent ($.001) per share (the "Preferred Stock"), and One Hundred Fifty Million (150,000,000) shares, designated as Common Stock, shall have a par value of One Tenth of One Cent ($.001) per share (the "Common Stock").

    A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                                PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and
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whether dividends are cumulative), dividend rates, terms of redemption
(including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

                                  COMMON STOCK

    1.        DIVIDENDS.

    Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

    2.        LIQUIDATION.

    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

    3.        VOTING RIGHTS.

    Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation.

                                  ARTICLE FIVE

    1.        BOARD OF DIRECTORS.

    The number of directors of the Corporation shall consist of not less than one, the exact number to be fixed exclusively by the Board of Directors from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No director need be a stockholder. Effective upon the distribution of shares of the Corporation to stockholders of U.S. Office Products Company (the "Distribution"), the directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Distribution, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Distribution, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Distribution, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article, each director shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except

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for cause. Election of directors need not be by written ballot unless the
By-laws of the Corporation so provide.

    2.        VACANCIES.

    Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by the affirmative vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

    3.        POWER TO MAKE, ALTER AND REPEAL BY-LAWS.

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation. The By-laws may be altered or amended or new By-laws adopted by the affirmative vote of the holders of at least 66 2/3% of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

    4.        MEETINGS OF STOCKHOLDERS.

    Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or
(iv) the holders of at least 33 1/3% of the total outstanding stock of the Corporation then entitled to vote generally in the election of directors, on such date, and at such time as the Board of Directors shall fix. Advance notice of stockholder nominations for the election of directors and of business to be brought before any meeting of the stockholders shall be given in the manner provided in the By-laws of the Corporation.

                                  ARTICLE SIX

    The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting shall be required to alter, amend or repeal Articles Six, Seven or Eight. Any repeal or modification of Articles Seven or Eight shall be prospective and shall not affect the rights under such Articles in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

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                                 ARTICLE SEVEN

    No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                 ARTICLE EIGHT

    The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by
Section 145 of the Delaware General Corporation Law.

                                  ARTICLE NINE

    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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    IN WITNESS WHEREOF, I, the undersigned do make, file and record this
Restated Certificate of Incorporation, and do certify that the facts stated herein are true, as of this 3rd day of June, 1998.


                                          /s/ DANIEL P. SPALDING
                                          --------------------------------------
                                          Daniel P. Spalding
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

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